Information required in proxy statement.
Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.          )

Filed by the Registrant [ X ]
Filed by a party other than the Registrant [   ]
Check the appropriate box:
[     ] Preliminary Proxy Statement
[     ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ X ] Definitive Proxy Statement
[     ] Definitive Additional Materials
[     ] Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

TRANSATLANTIC HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.

(3) Filing Party:

(4) Date Filed:

TRANSATLANTIC HOLDINGS, INC.
80 PINE STREET, NEW YORK, NEW YORK 10005

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 19, 2005

April 29, 2005

To the Stockholders of
TRANSATLANTIC HOLDINGS, INC.:

       The Annual Meeting of stockholders of TRANSATLANTIC HOLDINGS, INC., a Delaware corporation (“TRH”), will be held at 55 Wall Street, New York, New York, on Thursday, May 19, 2005, at 11:00 o'clock A.M., for the following purposes:

1.	To elect 8 directors of TRH to hold office until the next annual meeting of stockholders and until their respective successors are duly elected and qualified;

2.	To act upon a proposal to ratify the selection of PricewaterhouseCoopers LLP as independent accountants for 2005; and

3.	To transact any other business that may properly come before the meeting.

       Stockholders of record at the close of business on March 25, 2005 will be entitled to vote at the meeting. During the ten days prior to the meeting, a list of such stockholders will be available for inspection at the offices of TRH at 80 Pine Street, New York, New York.

       Whether or not you expect to attend the meeting, please complete, date and sign the enclosed proxy card and mail it promptly in the enclosed postage prepaid envelope. If you plan on attending the meeting, please remember to bring photo identification with you.

By Order of the Board of Directors

ELIZABETH M. TUCK Secretary

TRANSATLANTIC HOLDINGS, INC.
80 PINE STREET, NEW YORK, N.Y. 10005

PROXY STATEMENT

April 29, 2005

       The enclosed proxy is solicited on behalf of the Board of Directors for use at the Annual Meeting of Stockholders of TRANSATLANTIC HOLDINGS, INC., a Delaware corporation (“TRH” or the “Company”), to be held on May 19, 2005, and at any adjournment thereof. It may be revoked, by written notice or by furnishing a proxy subsequent in time, at any time prior to its use. All shares represented at the meeting by properly executed proxies will be voted as specified, and, unless otherwise specified, will be voted for the election of directors and for the ratification of the selection of PricewaterhouseCoopers LLP as independent accountants for 2005.

       Only stockholders of record at the close of business on March 25, 2005 will be entitled to vote at the meeting. On that date, 65,823,541 shares (exclusive of shares held by TRH) of common stock, par value $1.00 per share (“TRH Common Stock”), were outstanding, each such share of stock having one vote.

       This Proxy Statement, the attached Notice of Annual Meeting and the enclosed proxy card are first being mailed to stockholders of TRH on or about April 29, 2005.

BENEFICIAL OWNERSHIP

       The following table lists the beneficial ownership of each person or group who, as of March 25, 2005, owned to TRH's knowledge, more than five percent of the outstanding TRH Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock
American International Group, Inc. (“AIG”)(1) 70 Pine Street New York, NY 10270	39,092,662	59.39

Davis Selected Advisers, LP(2) 2949 East Elvira Road, Suite 101 Tucson, Arizona 85706	14,515,434	22.05

(1)	Includes 22,018,972 shares directly owned by American Home Assurance Company, a wholly-owned subsidiary of AIG, which shares with AIG voting and investment power over such shares. AIG has sole voting and investment power over the remaining shares.

(2)	Davis Selected Advisers, L.P. filed a Schedule 13G, dated March 11, 2005, with respect to the shares of TRH Common Stock held by it, which stated that it is an institutional investment manager, and that it has sole investment discretion and sole voting authority with respect to 14,515,434 shares.

I. ELECTION OF DIRECTORS

       Eight directors are to be elected at the meeting to hold office until the next annual meeting of stockholders and until their respective successors are duly elected and qualified. Pursuant to TRH's By-Laws, the Board of Directors has set the number of directors on the Board at nine and, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated eight nominees for director. After the meeting and assuming the election of all nominees, the Board will have eight directors and one vacancy, which the Board intends to fill once a qualified candidate is identified. If a quorum is present at the meeting, the affirmative vote of a plurality of the shares present in person or by proxy and entitled to vote thereon is required to elect the directors. Abstentions and broker non-votes will be included in determining the number of shares present at the meeting for purposes of determining the presence of a quorum, but abstentions and broker non-votes will have no effect on the outcome of the vote. A broker non-vote occurs under stock exchange rules when a broker is not permitted to vote on a matter without instructions from the beneficial owner of the shares and no such voting instructions are given. It is the intention of the persons named in the accompanying proxy to vote for the election of the nominees listed below, six of whom are currently members of your Board of Directors. It is not expected that any of the nominees will become unavailable for election as a director, but if any nominee should become unavailable prior to the meeting, proxies will be voted for such persons as the persons named in the accompanying form of proxy may determine in their discretion. Proxies may not be voted for more than the number of nominees named. The nominees, and certain information supplied by them to TRH, are as follows:

JAMES BALOG
Age 76
Director since 1988. He has also served as a director of Transatlantic Reinsurance Company (“TRC”), a wholly-owned subsidiary of TRH, since 1990 and of Putnam Reinsurance Company (“Putnam”), a wholly-owned subsidiary of TRC since 1988.	Retired Chairman, 1838 Investment Advisors, LLC (investment management company) Director, Great-West Life and Annuity Insurance Company

STEVEN J. BENSINGER Age 50 New Nominee	Executive Vice President, Chief Financial Officer, Treasurer and Comptroller, AIG (insurance and financial services holding company)

C. FRED BERGSTEN Age 63 Director since 1998. He has also served as a director of TRC and of Putnam since 1998.	Director, Institute for International Economics (nonprofit research institution)

TOMIO HIGUCHI Age 62 Director since 2003. He has also served as a director of TRC and of Putnam since 2003.	Retired Chairman of the Board of Directors, Millea Holdings, Inc. and Retired Chairman of The Tokio Marine and Nichido Fire Insurance Company, Limited, Tokyo, Japan (insurance)

JOHN J. MACKOWSKI Age 79 Director since 1990. He has also served as a director of TRC and of Putnam since 1990.	Retired Chairman and Chief Executive Officer, The Atlantic Mutual Companies (insurance)

ROBERT F. ORLICH Age 57 Director since 1994. He has also served as a director of TRC and of Putnam since 1992.	Chairman, President and Chief Executive Officer, TRH, TRC and Putnam Chairman, Trans Re Zurich

MARTIN J. SULLIVAN Age 50 New Nominee	President and Chief Executive Officer, AIG Director, AIG

THOMAS R. TIZZIO Age 67 Director since 1990. He has also served as a director of TRC since 1979 and of Putnam since 1990.	Senior Vice Chairman-General Insurance, AIG

       The principal occupation or affiliation of each of the nominees is shown in bold face type. Each director has occupied an executive position with his company or an affiliate thereof for at least the past five years, except for Mr. Bensinger who prior to joining AIG, served as Executive Vice President and Chief Financial Officer of Combined Specialty Group (now Axis Specialty) in 2002 and as Executive Vice President of Trenwick Group Ltd from 1999 to 2001.

CORPORATE GOVERNANCE, BOARD OF DIRECTORS AND COMMITTEES

       During 2004, TRH had 9 directors. On April 4, 2005, each of Maurice R. Greenberg, director and non-executive Chairman, and directors Edward E. Matthews and Howard I. Smith resigned from the Board. On April 5, 2005, the Board elected Robert F. Orlich, President and Chief Executive of TRH, to serve as its interim Chairman.

Governance Principles

       TRH's Board has established the TRH Corporate Governance Guidelines (the “Guidelines”) to promote the effective functioning of the Board and its committees, to promote the interests of stockholders and to establish a common set of expectations for the governance of the organization. All of TRH's corporate governance materials, including the Guidelines and Committee charters, TRH's Director, Executive Officer and Senior Financial Officer Code of Business Conduct and Ethics as well as TRH's Code of Conduct for employees, is available on TRH's website at www.transre.com by following the links to Investor Information and then to the Corporate Governance section. Printed copies of these materials are available upon request to any stockholder by writing to Transatlantic Holdings, Inc., c/o Investor Relations, 80 Pine Street, New York, NY 10005. TRH's Board regularly reviews corporate governance developments and modifies its guidelines, charters and practices as warranted. Any modifications will be reflected on TRH's website.

       Using the Director Independence Standards which are attached in Appendix A, the Board has affirmatively determined that each of Messrs. Balog, Bergsten, Higuchi and Mackowski are independent under the current New York Stock Exchange rules. In making their independence determinations, the Board reviewed the charitable contributions made by The Starr Foundation to any organizations with which the directors are affiliated. The Starr Foundation was established and principally funded by C.V. Starr and his estate. Mr. Greenberg, who served as a director and non-executive Chairman of TRH through April 4, 2005, also served as a director and chairman of The Starr Foundation. Mr. Matthews who served as a director of TRH through April 4, 2005 also served as a director of the Starr Foundation. Mr. Smith who served as a director of TRH through April 4, 2005 also served as a director and treasurer of the Starr Foundation.

       The Starr Foundation has contributed $400,000, $421,250 and $300,000 to the Institute for International Economics (the “Institute”) for annual funding in the years 2004, 2003 and 2002, respectively. Mr. Bergsten is the Director of the Institute. The Board has determined that these contributions do not impair Mr. Bergsten's independence for purposes of the New York Stock Exchange Listing Standards.

       American International Group, Inc. owned 59.39% of the Common Stock of Transatlantic Holdings, Inc. as of March 25, 2005. By virtue of AIG's position as majority stockholder, Transatlantic Holdings, Inc. qualifies as a controlled company under the New York Stock Exchange Listing Standards. Accordingly, Transatlantic Holdings, Inc. has availed itself of the exemptions provided under Section 303A of the New York Stock Exchange Listing Standards as they relate to director independence, and the Compensation and Nominating and Corporate Governance Committees of the Board of Directors.

       There were four regularly scheduled meetings of the Board during 2004. All of the directors attended at least 75 percent of the aggregate of all meetings of the Board and of the committees of the Board on which they served, except Mr. Higuchi who attended 50% of the aggregate of all meetings of the Board and the committees of the Board on which he serves. TRH does not require its Board members to attend Annual Meetings of stockholders.

       TRH holds at least one regularly scheduled meeting each year of its non-management directors, including directors who are employees of AIG; the presiding director at such meeting will be elected by such non-management directors.

Stockholder Communications with Board Members

       The Board of Directors provides a process for stockholders to send communications to the Board of Directors or any of the directors. Stockholders may send written communications to the Board of Directors, or any of the individual directors, c/o the Corporate Secretary of the Company to

Transatlantic Holdings, Inc., 80 Pine Street, New York, NY 10005. All communications will be compiled by the Corporate Secretary of the Company and submitted to the Board of Directors or the individual directors, as applicable, on a periodic basis.

Audit Committee

       The Audit Committee, which held twelve scheduled meetings during 2004, assists the Board's oversight of TRH's financial statements and TRH's compliance with legal and regulatory requirements, the qualifications and performance of TRH's independent auditor and the performance of TRH's internal audit function. Mr. Mackowski chaired the Audit Committee, which included Messrs. Balog and Bergsten, during 2004. The Board has determined that all members of the Audit Committee are independent under both New York Stock Exchange and Securities and Exchange Commission rules. The Board has also determined that each member of the Audit Committee is “financially literate” within the meaning of the New York Stock Exchange Listing Standards and that Mr. Mackowski is an audit committee financial expert for purposes of the rules of the Securities and Exchange Commission and has related financial management expertise for purposes of the New York Stock Exchange listing standards by virtue of his 36 years of experience in the insurance industry and having actively supervised the preparation of financial statements as Chairman and Chief Executive Officer of the Atlantic Mutual Companies.

Nominating and Corporate Governance Committee

       The primary purposes of the Nominating and Corporate Governance Committee are to recommend individuals to the Board of Directors for nomination, election or appointment as members of the Board and its committees and to review on an ongoing basis the corporate governance principles and practices that should apply to TRH. The Nominating and Corporate Governance Committee will consider nominees recommended by the stockholders. The Nominating and Corporate Governance Committee will evaluate stockholder nominees on the same basis as all other nominees. This Committee was formed in 2004, and the current members of the Nominating and Corporate Governance Committee are Messrs. Balog, Bergsten, Mackowski and Tizzio. Mr. Matthews was a member and served as Chairman of the Nominating and Corporate Governance Committee until his resignation on April 4, 2005.

Compensation Committee

       The Compensation Committee, which held one meeting during 2004, oversees the administration of TRH's salary and bonus compensation programs, establishes the compensation of the Chief Executive Officer and makes recommendations with respect to cash compensation programs applicable to senior executives and other employee compensation. During 2004, Messrs. Balog, Greenberg, Mackowski and Tizzio were the members of the Compensation Committee.

Stock Option Plan Committee

       The Stock Option Plan Committee administers the TRH Stock Option and Stock Incentive Plans and makes recommendations with respect to the long term incentive compensation plans applicable to senior executives and other employees. During 2004, the members of the Stock Option Plan Committee were Messers Balog and Mackowski. The Stock Option Plan Committee held one meeting in 2004.

Other Committees

       The principal function of the Executive Committee is to act for the Board between Board meetings. During 2004, Messrs. Greenberg, Matthews and Orlich were the members of the Executive Committee. There was one Executive Committee action in 2004. On April 5, 2005, after the resignations of Messrs. Greenberg and Matthews, the Board elected Mr. Tizzio to the Executive Committee.

The Finance Committee, which oversees the financial affairs and investment activities of TRH and its subsidiaries, held 4 meetings during 2004. Messrs. Balog, Bergsten, Higuchi, Matthews and Smith served as members of the Finance Committee during 2004.

       The Underwriting Committee, which oversees the underwriting practices of TRH and its subsidiaries, held 4 meetings during 2004. Messrs. Mackowski, Orlich and Tizzio served as members of the Underwriting Committee during 2004.

Ownership of Certain Securities

       The following table summarizes the ownership of equity securities of TRH, AIG, C.V. Starr & Co., Inc. (“Starr”) and Starr International Company, Inc. (“SICO”) (see “Relationship with SICO and Starr”), by each of the nominee directors, each executive officer named in the Summary Compensation Table, and by the directors and current executive officers as a group.

	Equity Securities Owned Beneficially as of January 31, 2005(1)
	TRH Common Stock		AIG Common Stock		Starr Common Stock		SICO Voting Stock
Name	Amount and Nature of Beneficial Ownership(2)(3)	Percent of Class	Amount and Nature of Beneficial Ownership(4)	Percent of Class	Amount and Nature of Beneficial Ownership(5)	Percent of Class	Amount and Nature of Beneficial Ownership	Percent of Class
James Balog	40,436	.06	0	—	0	—	0	—
Steven J. Bensinger	0	—	7,981	(6)	0	—	0	—
C. Fred Bergsten	20,936	.03	0	—	0	—	0	—
Paul A. Bonny	156,543	.24	12,375	(6)	0	—	0	—
Tomio Higuchi	0	—	0	—	0	—	0	—
John J. Mackowski	35,467	.05	0	—	0	—	0	—
Robert F. Orlich	419,553	.64	6,249	(6)	250	1.07	0	—
Michael C. Sapnar	19,909	.03	270	(6)	0	—	0	—
Steven S. Skalicky	124,653	.19	25,127	(6)	0	—	0	—
Martin J. Sullivan	0	—	129,791	(6)	1,250	5.35	0	—
Thomas R. Tizzio	87,068	.13	897,665	.03	1,250	5.35	10	9.09
Javier E. Vijil	103,492	.16	622	(6)	0	—	0	—
All Directors and Executive Officers of TRH as a Group (14 individuals)	1,017,667	1.55	1,110,900	.04	2,750	11.77	10	9.09

(1)	Unless otherwise indicated, the beneficial owners listed have sole voting and investment power over the shares listed.

(2)	Amounts of equity securities shown include shares of TRH Common Stock subject to options which may be exercised within 60 days of January 31, 2005 as follows: Balog—34,061 shares, Bergsten—20,936 shares, Bonny—132,808 shares, Mackowski—34,061 shares, Orlich—374,470 shares, Sapnar—17,577 shares, Skalicky—116,492 shares, Tizzio—54,686 shares, Vijil—85,524 shares, all directors and executive officers of TRH as a group—880,143 shares.

Amounts of equity securities shown include shares as to which the individual shares voting and investment power as follows: Orlich—26,822 shares with his wife, Sapnar—2,332 shares with his wife, Skalicky—1,398 shares with his wife, Vijil—17,762 shares with his wife, all directors and executive officers of TRH as a group—48,314 shares.

Amounts of equity securities excludes the following securities owned by members of the named individual's immediate family as to which securities such individual has disclaimed beneficial ownership: Skalicky—350 shares, all directors and executive officers as a group—350 shares.

(3)	Reflects a stock split effected as a 25 percent dividend on TRH Common Stock, paid July 16, 2004.

(Footnotes continued on next page)

(Footnotes continued from previous page)

(4)	Amounts of equity securities shown include shares of AIG Common Stock subject to options which may be exercised within 60 days as follows: Bensinger—7,500 shares, Sullivan—90,750 shares, Tizzio—333,281 shares, all directors and executive officers of TRH as a group—439,885 shares.

Amounts of equity securities shown include shares as to which the individual shares voting and investment power as follows: Orlich—6,249 shares with his wife, Sapnar—37 shares with his wife, Skalicky—14,078 shares with his wife, Tizzio—564,384 shares with his wife, Vijil—383 shares with his wife, all executive officers and directors of TRH as a group—585,131 shares.

Amounts of equity securities excludes the following securities owned by members of the named individual's immediate family as to which securities such individual has disclaimed beneficial ownership: Sullivan—424 shares, all directors and executive officers as a group—424 shares.

(5)	As of January 31, 2005, Starr also had outstanding 6,000 shares of Common Stock Class B, a non-voting stock and 3,838 shares of Preferred Stock Series X-1. Mr. Bensinger holds 125 shares of Starr's Common Stock Class B. As of January 31, 2005, the named individuals beneficially owned the following aggregate shares of various series of Starr Preferred Stock (out of an aggregate total outstanding of 350,920 shares): Bensinger (125); Orlich (1,625); Sullivan (3,625); Tizzio (25,125). These named individuals received dividends of Starr Series W Preferred Stock in 2004 out of a total issued of 29,500 shares as follows: Orlich (250); Sullivan (1,000); Tizzio (1,750).

(6)	Less than .01 percent.

Section 16(a) Beneficial Ownership Reporting Compliance

       Section 16(a) of the Securities and Exchange Act of 1934 (the “Exchange Act”) requires TRH's directors, executive officers and persons who own more than ten percent of a registered class of TRH's equity securities, to file with the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange initial reports of ownership and reports of changes in beneficial ownership of TRH Common Stock. Directors, executive officers and greater than ten percent stockholders are required by SEC regulation to furnish TRH with copies of all Section 16(a) forms they file. To TRH's knowledge, all Section 16(a) filing requirements applicable to its directors, executive officers and ten percent stockholders have been complied with, except for Mr. Sapnar who inadvertently failed to timely file the initial statement of beneficial ownership of securities upon being elected to the Board of Directors of Transatlantic Reinsurance Company and Putnam Reinsurance Company, wholly-owned subsidiaries of TRH. In addition, Mr. Sapnar inadvertently failed to timely report the exercise of 5,625 TRH stock options. These filings have now been made. In making these statements, TRH has relied on written representations of its directors, executive officers and ten percent stockholders, and copies of reports that they have filed with the SEC.

Compensation of Directors and Executive Officers

       All directors, except those who are TRH employees, receive an annual retainer of $30,000 and a fee of $1,500 for each meeting of the Board or any committee of TRH or its subsidiaries attended, except for the former Chairman, who received an annual retainer of $75,000. In addition, certain directors may be granted stock options in recognition of extraordinary service to the Company. On December 2, 2004, the Stock Option Plan Committee granted a total of 48,000 options to purchase TRH Common Stock to Messrs. Bergsten (8,000 options), Greenberg (16,000 options), Matthews (8,000 options), Smith (8,000 options) and Tizzio (8,000 options). Additionally, on December 2, 2004, the full Board of Directors granted options to purchase 8,000 shares of TRH Common Stock to each of Messrs. Balog and Mackowski. These options were granted pursuant to the TRH 2000 Stock Option Plan. The options were granted at fair market value on the date of grant ($60.34 per share) and first become exercisable at a rate of 25% per year commencing in December, 2005.

       The following table sets forth the compensation, for services in all capacities to TRH and its subsidiaries during 2004, of each of the President and Chief Executive Officer and the four most highly compensated executive officers of TRH.

SUMMARY COMPENSATION TABLE

		Annual Compensation(1)		Long Term Compensation Awards
Name	Year	Salary	Bonus(2)	Securities Underlying Options(3)	SICO LTIP Payouts Not Paid by TRH(4)	All Other Compensation(5)
Robert F. Orlich(6) President and CEO	2004 2003 2002	$747,962 774,500 698,923	$442,000 417,000 343,000	50,000 125,000 62,500	$1,681,152 — 1,295,840	$14,350 14,000 11,000

Steven S. Skalicky Exec. V.P. and CFO	2004 2003 2002	$496,538 474,038 426,154	$165,000 140,000 100,000	32,000 43,750 18,750	$659,103 85,935 543,906	$14,350 14,000 11,000

Paul A. Bonny Exec. Vice President	2004 2003 2002	$553,472 444,008 397,331	$150,000 135,000 115,000	32,000 43,750 18,750	$619,701 85,935 511,020	$71,769 58,899 50,371

Javier E. Vijil Exec. Vice President	2004 2003 2002	$466,539 442,884 391,346	$140,000 130,000 94,000	32,000 43,750 18,750	$608,954 77,342 333,976	$14,350 9,000 7,333

Michael C. Sapnar(7) Sr. Vice President Transatlantic Reinsurance Co. and Putnam Reinsurance Co.	2004 2003 2002	$371,923 334,231 228,769	$107,000 82,000 61,000	16,000 18,750 6,250	$274,629 121,221 161,980	$9,225 9,000 26,735

(1)	With respect to each executive officer named in the table, the aggregate amount of perquisites and other personal benefits, securities or property was less than either $50,000 or 10% of the total annual salary and bonuses reported for such executive officer.

(2)	Amounts shown include bonuses paid by SICO for services rendered to TRH as follows: 2004—Orlich ($75,000), Skalicky ($20,000), Bonny ($20,000), Vijil ($20,000); 2003—Orlich ($75,000), Skalicky ($20,000), Bonny ($20,000), Vijil ($20,000); 2002—Orlich ($75,000), Bonny ($20,000), Vijil ($20,000).

(3)	Amounts shown for 2003 and 2002 reflect a stock split effected as a 25 percent dividend on the TRH Common Stock, paid July 16, 2004.

(4)	The SICO LTIP payouts will be made by SICO pursuant to its current Deferred Compensation Profit Participation Plan (the “SICO Plan”). Amounts shown represent the value of shares of AIG Common Stock contingently allocated and/or paid out under the original SICO Plan. The original SICO Plan came into being in 1975 when the voting shareholders and Board of Directors of SICO, a private holding company whose principal asset consists of AIG Common Stock, decided that a portion of the capital value of SICO should be used to provide an incentive plan for the current and succeeding managements of all American International companies, including TRH. Participation in the SICO Plan by any person, and the amount of such participation, has been at the sole discretion of SICO's Board of Directors, and historically, none of the costs of the various benefits provided under such plan were paid by TRH. The original SICO Plan provided that shares currently owned by SICO may be contingently set aside by SICO for the benefit of the participant and distributed upon retirement provided that the employee fulfills the terms of the original SICO Plan. The SICO Board of Directors permitted an early pay-out of units under certain circumstances, and certain of

(Footnotes continued on next page)

(Footnotes continued from previous page)

the individuals named in the Summary Compensation Table were eligible for such early pay-out with respect to units awarded to them for the periods shown. In May, 2002 Messrs. Skalicky and Vijil received a partial payout relating to the 1997-1998 SICO Plan, in June, 2002 Mr. Bonny received a partial payout relating to the 1997-1998 SICO Plan and in January, 2003 Mr. Sapnar received a partial payout relating to the 1997-1998 SICO Plan. In May, 2003 Messrs. Skalicky, Bonny, Vijil and Sapnar received a partial payout relating to the 1999-2000 SICO Plan. In May, 2004 Messrs. Skalicky, Bonny, Vijil and Sapnar received a partial payout relating to the 1999-2000 SICO Plan. The amounts distributed by SICO to the participants in 2002, and included in the value shown in the table, represent the market value of shares of AIG Common Stock at May 1, 2002, as follows: Skalicky—$92,676; Vijil—$79,436. The amount distributed by SICO to Mr. Bonny in 2002, and included in the value shown in the table was $94,500, this amount represented the market value of shares of AIG Common Stock at June 11, 2002. The amounts distributed by SICO to the participants in May, 2003, and included in the value shown in the table, represent the market value of shares of AIG Common Stock at May 1, 2003, as follows: Skalicky—$85,935; Bonny—$85,935; Vijil—$77,342; Sapnar—$51,561. The amount distributed by SICO to Mr. Sapnar in January, 2003 relating to the partial payout from the 1997-1998 SICO Plan, and included in the value shown in the table was $69,660. This amount represented the market value of shares of AIG Common Stock at January 17, 2003. The amounts distributed by SICO to the participants in 2004, and included in the value shown in the table, represent the market value of shares of AIG Common Stock at May 1, 2004, as follows: Skalicky—$107,475; Bonny—$107,475; Vijil—$96,728; Sapnar—$64,485. Prior to earning the right to pay-out, the participant is not entitled to any equity interest with respect to such shares, and shares are subject to forfeiture under certain conditions, including but not limited to the participant's voluntary termination of employment with TRH or AIG prior to normal retirement age other than by death or disability (unless the SICO board determines to reinstate the payment right). In addition, SICO's Board of Directors makes the final decision whether to pay a participant cash in lieu of shares of AIG Common Stock. In February, 2005, a determination was made as to the number of AIG shares contingently allocable to the participants in the SICO Plan with respect to units awarded in December 2002 with respect to the January 1, 2003 to December 31, 2004 period but not distributed under the SICO Plan. The values shown for the year 2004 also include an amount representing the number of AIG shares, based on the closing sale price of AIG Common Stock on December 31, 2004 of $65.67, contingently allocated as follows: Orlich—25,600 shares; Skalicky—8,400 shares; Bonny—7,800 shares; Vijil—7,800 shares; Sapnar—3,200 shares.

(5)	Amounts shown for Messrs. Orlich, Skalicky, Vijil and Sapnar represent matching contributions under TRH's 401(k) Plan. Amounts shown for Mr. Bonny reflect contributions by TRH to The AIG Retirement Savings Plan (United Kingdom.) In addition to the matching contribution under TRH's 401(k) Plan, the amount shown for Mr. Sapnar in 2002 includes reimbursement of moving expenses incurred in connection with his relocation from Transatlantic Reinsurance Company's United Kingdom office to the New York office.

(6)	Amounts shown as salary for Mr. Orlich include $32,000 received from Starr in each of 2004, 2003 and 2002. In addition to the amounts shown in the above table, Mr. Orlich received dividends on Starr Common Stock (see Ownership of Certain Securities on page 6) as follows: 2004—$106,000; 2003—$88,000; 2002—$70,500.

(7)	On December 2, 2004, Michael C. Sapnar was elected to the Board of Directors of Transatlantic Reinsurance Company and Putnam Reinsurance Company, subsidiaries of TRH. In addition, Mr. Sapnar is Senior Vice President and Chief Underwriting Officer—Domestic Operations for Transatlantic Reinsurance Company and Putnam Reinsurance Company.

       The following tables set forth information for each of the five individuals named in the Summary Compensation Table as to (i) grants of options to purchase TRH Common Stock under the TRH 2000 Stock Option Plan during 2004, and (ii) option exercises during 2004, and option values as of December 31, 2004, with respect to options to purchase TRH Common Stock granted under the TRH 2000 Stock Option Plan, TRH 1995 Stock Option Plan and the TRH 1990 Stock Option Plan.

OPTION GRANTS IN THE LAST FISCAL YEAR(1)

	Individual Grants				Potential Realizable Value(4) at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in 2004	Exercise Price	Expiration Date	5%(2)	10%(3)
Orlich	50,000	18.57	$60.34	December 2, 2014	$1,900,500	$4,797,000
Skalicky	32,000	11.88	60.34	December 2, 2014	1,216,320	3,070,080
Bonny	32,000	11.88	60.34	December 2, 2014	1,216,320	3,070,080
Vijil	32,000	11.88	60.34	December 2, 2014	1,216,320	3,070,080
Sapnar	16,000	5.94	60.34	December 2, 2014	608,160	1,535,040

(1)	The options reflected in the table were granted in December 2004 and will become exercisable at a rate of 25% per year, commencing in December 2005.

(2)	The appreciated price would be $98.35 per share.

(3)	The appreciated price would be $156.28 per share.

(4)	The assumed 5% and 10% annual rates of stock price appreciation used in the table are prescribed by the proxy rules and are not intended to forecast possible future appreciation in the price of TRH Common Stock. Options would have no realized value if there were no appreciation or if there were depreciation from the price at which the options were granted.

AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR
AND YEAR-END OPTION VALUES

			Total Number of Unexercised Options Held at Fiscal Year End		Total Value of Unexercised, In-the-Money Options Held at Fiscal Year End(3)
Name	Number of Shares Acquired on Exercise(1)	Value Realized(2)	Exercisable	Unexercisable	Exercisable	Unexercisable

Orlich	56,816	$1,811,368	358,844	187,500	$6,063,629	$694,844
Skalicky	8,021	270,276	111,807	78,094	1,802,850	233,783
Bonny	28,125	1,403,055	128,125	78,094	2,273,672	233,783
Vijil	45,345	1,719,694	80,839	78,094	1,018,749	233,783
Sapnar	11,250	251,315	16,015	34,047	95,484	85,874

(1)	Reflects a stock split effected as a 25 percent dividend on the TRH Common Stock, paid July 16, 2004.

(2)	Aggregate market value on date of exercise less aggregate option price.

(3)	Total value of vested and unvested options based on a fair market value of TRH Common Stock of $61.83 per share, as of December 31, 2004.

Long-Term Incentive Plans

       As discussed in the notes to the Summary Compensation Table, since 1975, SICO has provided a series of 2-year Deferred Compensation Profit Participation Plans to senior TRH and AIG employees. AIG has authorized the creation of a 2005-2006 Deferred Compensation Profit Participation Plan that will be modeled on the SICO Plan for the 2003-2004 period, except that the 2005-2006 Plan will be administered by AIG. In addition, AIG has determined the number of units that will be granted to each TRH and AIG employee. However, the documentation for the new 2005-2006 Plan has not been finalized or approved and formal awards have not yet been issued.

       The following table summarizes information with respect to benefits under the 2005-2006 Deferred Compensation Profit Participation Plan that will be awarded (with respect to the 2005-2006 period) to the individuals named in the Summary Compensation Table once the 2005-2006 Plan is finalized.

LONG-TERM INCENTIVE PLANS

Name	Number of Units(1)	Unit Award Period	Estimated Future Payouts(2)

Orlich	1,700	Two years	27,200 shares
Skalicky	750	Two years	9,000 shares
Bonny	700	Two years	8,400 shares
Vijil	700	Two years	8,400 shares
Sapnar	450	Two years	3,600 shares

(1)	Awards represent grants of units that will be made under the forthcoming Deferred Compensation Profit Participation Plan with respect to the two-year period from January 1, 2005 through December 31, 2006. The number of shares of AIG Common Stock, if any, allocated to a unit for the benefit of a participant in the 2005-2006 Plan will be dependent primarily upon two factors: the growth in earnings per share of AIG during the 2005-2006 award period as compared to the 2003-2004 period and the book value of AIG at the end of the award period. As a result, the number of shares to be allocated with respect to units to be awarded for the 2005-2006 period and the value of such shares upon future payout cannot be determined at this time.

(2)	The number of shares to be allocated with respect to units to be awarded for the 2005-2006 period cannot be determined at this time. The “Estimated Future Payouts” column represents the number of shares that would be contingently allocable to the named individuals if, at the end of 2006, the criteria used to allocate shares to units were the same as those used by the Board of Directors of SICO for the 2003-2004 period. However, any share allocation made under the 2005-2006 Plan will be made by the Compensation Committee of AIG's Board of Directors in conjunction with the Compensation Committee of TRH's Board of Directors. Before earning the right to payout, no participant will be entitled to any equity interest with respect to shares allocated to him or her and the allocated shares will be subject to forfeiture under certain conditions, including the participant's voluntary termination of employment with TRH or AIG prior to normal retirement age other than by death or disability.

Pension Benefits

       TRH employees are eligible to participate in or have participated in various AIG benefit plans.

       Through March 31, 1985, when such plan was terminated, employees of AIG and its subsidiaries, including TRH and its subsidiaries, who are citizens of the United States or non-citizens working in the United States were covered under the American International Group, Inc. Pension Plan, a contributory, qualified, defined benefit plan (“Original Pension Plan”). The annual pension for a participant was equal to 1.75% of Average Final Compensation multiplied by years of credited service as a participant (up to 40 years) less 1.4286% of his Social Security Benefit multiplied by years of credited service (limited to 35 years). Average Final Compensation was defined as the average annual compensation of a participant during the 3 consecutive years in the last 10 years of his credited service affording the highest such average, or during all of the years of his credited service if less than 3 years. Benefits were paid monthly during the life of the participant, or, if applicable, during the joint lives of the participant and his contingent annuitant. The annual retirement allowance for participants with at least 10 years of credited service was not less than 50% of 1.75% of Average Final Compensation, multiplied by years of credited service, or $1,200, whichever was greater. On April 1, 1985, a new non-contributory, qualified, defined benefit plan (“Current Retirement Plan”) was established, with provisions substantially the same as the Original Pension Plan, except for the non contributory feature and except that in the annual pension formula described above, 1.25% of Average Final Compensation is multiplied by years of credited service as a participant (up to 44 years) less 1.25% of his Social Security Benefit multiplied by years of credited service (limited to 35 years). The 1.25% of Average Final Compensation is also used in the determination of the minimum retirement allowance. Effective January 1, 1989, the Current Retirement Plan formula changed in accordance with government mandated regulations from a Social Security offset to a Social Security integration method of computation where the offset is the average of the final three years' compensation but no greater than 150% of the employee's “covered compensation” (the average of the Social Security Wage bases during the 35 years preceding the Social Security retirement age) times credited service up to 35 years, multiplied by an applicable Social Security retirement age factor. For employees terminating from active service after January 1, 1993, the benefit formula for credited service on and after April 1, 1985 changed from 1.25% to 1.35% of Average Final Compensation. Effective January 1, 1996, the Current Retirement Plan formula now equals 1.25% times Average Final Compensation up to 150% of the employee's “covered compensation” plus 1.75% times Average Final Compensation in excess of 150% of “covered compensation” times years of credited service prior to April 1, 1985 (up to 35 years) plus 1.75% times Average Final Compensation times years of credited service in excess of 35 years but limited to 40 years; plus .925% times Average Final Compensation up to 150% of the employee's “covered compensation” plus 1.425% times Average Final Compensation in excess of 150% of “covered compensation” times years of credited service after April 1, 1985 (up to 35 years) plus 1.425% times Average Final Compensation times years of credited service in excess of 35 years but limited to 44 years.

       As a result of the termination of the Original Pension Plan, all benefits accruing to the termination date became vested regardless of an employee's years of service and annuities were purchased for benefits payable under that plan. AIG was entitled to receive the surplus remaining in the Original Pension Plan, other than the portion of the surplus attributable to employee contributions.

       The 401(k) Plan for employees, provides for salary reduction contributions by employees and matching contributions by TRH. The retirement benefits for most employees who participate in both the Current Retirement Plan and the 401(k) Plan will be substantially greater than the benefits which would have been received under the Original Pension Plan.

       Annual amounts of normal retirement pension commencing at normal retirement age of 65 based upon Average Final Compensation and credited service under the Current Retirement Plan and a supplemental retirement plan (“the Supplemental Plan”) are illustrated in the following table:

Estimated Annual Pension at Age 65

	Total Years of Credited Service as a Plan Participant
Average Final Compensation	10 years	15 years	20 years	25 years	30 years	35 years	40 years

$125,000	$14,160	$21,240	$28,321	$35,401	$42,481	$49,561	$56,641
150,000	17,723	26,584	35,446	44,307	53,168	62,030	70,891
175,000	21,285	31,928	42,571	53,213	63,856	74,499	85,141
200,000	24,848	37,272	49,696	62,120	74,543	86,967	99,391
225,000	28,410	42,615	56,821	71,026	85,231	99,436	113,641
250,000	31,973	47,959	63,946	79,932	95,918	111,905	127,891
300,000	39,098	58,647	78,196	97,745	117,293	136,842	156,391
375,000	49,785	74,678	99,571	124,463	149,356	174,249	199,141
400,000	53,348	80,022	106,696	133,370	160,043	186,717	213,391
500,000	67,598	101,397	135,196	168,995	202,793	236,592	270,391
600,000	81,848	122,772	163,696	204,620	245,543	286,467	327,391
750,000	103,223	154,834	206,446	258,057	309,668	361,280	412,891
800,000	110,348	165,522	220,696	275,870	331,043	386,217	441,391

       With respect to the individuals named in the Summary Compensation Table on page 8, other than Mr. Bonny, their respective years of credited service (under both plans) through December 31, 2004 are as follows: Orlich 18.17 years, Skalicky 18.42 years, Vijil 10.92 years, Sapnar 9.42 years. Pensionable salary includes only the regular salary paid by TRH and its subsidiaries and does not include amounts attributable to bonuses or overtime pay. For such named individuals, pensionable salary during 2004 was as follows: Orlich—$715,962; Skalicky—$496,538; Vijil—$466,539; Sapnar—$371,923.

       Effective January 1, 1991 a Supplemental Plan was provided to pay a benefit to Current Retirement Plan participants in an amount equal to the reduction in the benefit payable as a result of the Federal limitation. Messrs. Orlich, Skalicky, Vijil and Sapnar were participants in the Supplemental Plan at December 31, 2004. In September 2002, AIG approved an Excess Retirement Income Plan (effective as of June 1, 2002) which provides the same benefits described above and replaces the Supplemental Plan.

       During 1993, 1994 and up to June 1, 1995, Mr. Bonny participated in The AIG Pension Plan (United Kingdom), a defined benefit plan, in which the TRH contributions were calculated by the actuaries for that plan. Mr. Bonny currently participates in The AIG Retirement Savings Plan (United Kingdom), a defined contribution plan, to which he contributed approximately 15 percent of his pensionable salary in 2004. Contributions to this plan by TRH vary based on employee age, pensionable service and the employee's voluntary contributions. During 2004, TRH contributed approximately 13 percent of Mr. Bonny's pensionable salary of $553,472 to the plan based on his age, voluntary contribution and his 22.9 years of pensionable service.

Performance Graph

       The following Performance Graph compares the cumulative total stockholder return on TRH Common Stock (assuming reinvestment of dividends) from December 31, 1999 through December 31, 2004, with the cumulative total return of the Standard & Poor's Midcap 400 Index and the cumulative total return of the S&P 500 Property & Casualty Insurance Index which was formerly called the Insurance (PPTY-CAS)-500 Index.

Cumulative Total Return to Stockholders
Value of $100 Invested in December, 1999

250

200

150

100

50

0

DOLLARS

Dec. 99

Dec. 00

Dec. 01

Dec. 02

Dec. 03

Dec. 04

YEARS ENDING

TRANSATLANTIC HOLDINGS, INC

S&P MIDCAP 400 INDEX

S&P 500 PROPERTY & CASUALTY INSURANCE

Transatlantic Holdings, Inc.

S&P 500 Property & Casualty Insurance

S&P Midcap 400 Index

$100

100

100

$136.41

155.85

117.51

$176.69

143.35

116.80

$130.19

127.55

99.85

$158.65

161.24

135.41

$152.69

178.04

157.73

Relationship with AIG

       AIG is a holding company which, through its subsidiaries, is engaged in a broad range of insurance and insurance related activities in the United States and abroad. AIG's primary activities include both general and life insurance operations. Other significant activities include financial services, and retirement services and asset management. The AIG Group (AIG, together with its subsidiaries, is referred to herein as the “AIG Group”) is one of the largest purchasers of reinsurance in the insurance industry based on premiums ceded.

       AIG Group owns 59.39% of the outstanding TRH Common Stock. One of TRH's 6 current directors is a current executive officer of AIG and holds the following position with AIG: Mr. Tizzio is Senior Vice Chairman—General Insurance. In addition, the following nominees hold the following positions with AIG: Mr. Bensinger is Executive Vice President, Chief Financial Officer, Treasurer and Comptroller; Mr. Sullivan is a Director, President and Chief Executive Officer.

AIG Group Reinsurance

       TRH, through its wholly-owned subsidiaries TRC, Putnam and Trans Re Zurich either accepts or rejects reinsurance offered by subsidiaries of AIG based upon TRH's assessment of risk selection, pricing, terms and conditions. Historically, and with few exceptions, TRH has generally not set terms and conditions as lead underwriter with respect to treaty reinsurance with subsidiaries of AIG; however, TRH may in the future set terms and conditions with respect to such business as a lead underwriter and intends that the terms and conditions of any such reinsurance will be negotiated on an arms' length basis. The Underwriting Committee of the Board of Directors of TRH, which includes at least one director of TRH who is not an employee of the AIG Group, monitors TRH's underwriting policies. (See “Compensation Committee Interlocks and Insider Participation”).

       Approximately $639 million (15%), $633 million (17%) and $395 million (13%) of gross premiums written by TRH in the years 2004, 2003 and 2002, respectively, were attributable to reinsurance purchased by subsidiaries of AIG, for the production of which TRH paid ceding commissions to such AIG subsidiaries totaling approximately $122 million, $167 million and $88 million, respectively, in such years. TRH has no goal with respect to the portion of AIG Group subsidiary versus non-AIG Group subsidiary business it accepts. TRH's objective in determining its business mix is to evaluate each underwriting opportunity individually with a view to maximizing overall underwriting results.

       TRH retroceded approximately $152.8 million of gross premiums written to subsidiaries of AIG in 2004 and received ceding commissions of approximately $15.8 million for the production of such business.

Certain Transactions with the AIG Group

       Pursuant to service and lease agreements, the AIG Group furnishes to TRH certain office space, data processing, human resource related activities and certain other administrative services. TRH may terminate the service agreements by giving six months' written notice to AIG. TRH paid approximately $5.1 million to the AIG Group for these services in 2004. (See “Compensation Committee Interlocks and Insider Participation”).

       Pursuant to an investment management contract, AIG Global Investment Corp., an AIG subsidiary, acts as investment manager for TRH. Under the terms of this agreement, AIG Global Investment Corp. has discretion to manage all the investment activities, including cash equivalents, of TRH, subject to the directions of TRH's Board of Directors and within the limits imposed by the New York Insurance Law. The agreement may be terminated by either party at any time. AIG Global Investment Corp. also provides investment management services for other clients. TRH paid an aggregate of approximately $5.8 million to AIG Global Investment Corp. for such investment management services in 2004.

       TRH's employees participate in benefit plans administered by AIG including a noncontributory defined benefit pension plan, an employee stock purchase plan, a stock incentive plan and a voluntary savings plan (a 401(k) plan) which provides for certain matching contributions.

       TRH, as a subsidiary of AIG, is covered under AIG's policy of directors and officers (“D&O”) liability insurance for itself, its directors and officers, its subsidiaries, and their directors and officers. In 2004, TRH paid AIG approximately $46,000 for its allocable portion of AIG's D&O premiums.

       These services have been obtained at a cost which, in the opinion of TRH, has not exceeded the cost of obtaining such services from unaffiliated sources. The cost of certain of these services may increase or decrease in the future, subject to negotiation, but in any event are expected not to exceed the cost of obtaining such services from unaffiliated sources.

Relationship with SICO and Starr

       SICO and Starr, private holding companies, and the Starr foundation owned 12.0%, 1.8% and 2.0%, respectively of AIG's outstanding common stock at January 31, 2005. During 2004, Messrs. Greenberg, Matthews, Orlich, Smith and Tizzio, directors of TRH, were also stockholders, executive officers or directors of SICO or Starr. (See “Ownership of Certain Securities”).

       TRH and AIG are currently in the process of unwinding various relationships with Starr and SICO. As a result, TRH directors serving as AIG's executive officers have resigned as officers or directors of these companies and their subsidiaries. However, SICO confirmed that it will assure that all benefits accrued to employees under the SICO Plans through 2004 will be paid to employees in accordance with the terms of the SICO plans.

       TRH and/or AIG intends to provide new or enhanced compensation opportunities to TRH employees in order to reflect the compensation and benefits previously provided by Starr and SICO in prior years the cost of which may be borne by TRH. TRH executives will no longer be providing services to, or receiving payments and benefits from, Starr or SICO. Starr from time to time offered members of TRH's and AIG's senior management the opportunity to purchase shares of its common stock. Book value was used to determine the purchase price, and the shares have generally paid cash dividends as well as dividends in the form of non-voting preferred shares.

       The Starr common and preferred shares are subject to agreements that limit their transferability and give Starr the right, and in some cases the obligation, to repurchase the shares after a holder ceases to be an employee of Starr and substantially all of Starr's affiliated and associated companies. The repurchase price is generally based on the adjusted book value of the common shares and the sum of the liquidation value and unpaid dividends of the preferred shares. However, Starr can repurchase the shares for a substantially lower price if a holder voluntarily departs (without the approval of Starr's board of directors) before the holder turns 60 or, for holders voluntarily departing between 60 and 65, if the holder competes with Starr, or Starr's affiliated and associated companies before turning 65.

       Certain of Starr's subsidiaries operate as insurance agencies or brokers for insurance subsidiaries of AIG and, in such capacity, produce reinsurance business for TRH. TRH paid commissions to Starr subsidiaries of $12 million, $8 million and $4 million in 2004, 2003 and 2002, respectively, for such reinsurance purchased by subsidiaries of AIG totaling $56 million, $43 million and $30 million, respectively, in such years. From these commissions, Starr is required to pay its operating and acquisition expenses.

       TRH pays for the use of a golf club owned by a subsidiary of SICO. TRH paid approximately $93,000, $71,000 and $74,000 in the years 2004, 2003 and 2002, respectively, for the use of this facility.

       A number of senior TRH and AIG executives, including executives named in the Summary Compensation Table, have historically held positions with, and received compensation from, Starr and SICO. Both companies own substantial amounts of AIG common stock and have had other relationships with AIG. For example, from time to time, Starr offered certain members of TRH's and AIG's senior management the opportunity to purchase shares of its common stock and, since 1975, SICO has provided a series of 2-year Deferred Compensation Profit Participation Plans to senior TRH and AIG employees. Consistent with TRH's traditional presentation, the amount of Starr and SICO voting stock beneficially owned by TRH's directors and executive officers is discussed in “Ownership of Certain Securities”, awards allocated under the SICO Plans are reflected in the Summary Compensation Table and other transactions between TRH and AIG, Starr and SICO, are discussed in “Compensation Committee Interlocks and Insider Participation.”

Compensation Committee Interlocks and Insider Participation

       During 2004 the Compensation Committee of the Board of Directors consisted of Messrs. Balog, Greenberg, Mackowski and Tizzio. No member of the Compensation Committee is a current officer or employee of the Company (or any of its subsidiaries) or was such an officer or employee at any time subsequent to June 1990, when the Company became a reporting company under the Exchange Act. Mr. Greenberg is a former director and Chairman of AIG and Mr. Tizzio is Senior Vice Chairman-General Insurance of AIG. Mr. Greenberg, Mr. Sullivan and Mr. Tizzio are stockholders, directors and/or executive officers of SICO and Starr. AIG owns 59.39% of the outstanding TRH Common Stock and members of the AIG Group engage in reinsurance and retrocession transactions with TRH, and provide certain administrative and advisory services to TRH, in the ordinary course of TRH's business. Approximately $639 million (15%) of gross premiums written by TRH in 2004 was attributable to reinsurance purchased by subsidiaries of AIG, for the production of which TRH paid ceding commissions to such AIG subsidiaries totaling approximately $122 million in such year. TRH retroceded approximately $152.8 million of gross premiums written to subsidiaries of AIG in 2004 and received ceding commissions of approximately $15.8 million for the production of such business. TRH's employees participate in benefit plans administered by AIG including a noncontributory defined benefit pension plan, an employee stock purchase plan, a stock incentive plan and a voluntary savings plan (a 401(k) plan) which provides for certain matching contributions. Pursuant to service and lease agreements, the AIG Group furnishes to TRH certain office space, data processing, human resource related activities and certain other administrative services. TRH paid approximately $5.1 million to the AIG Group for these services in 2004. Pursuant to an investment management contract, AIG Global Investment Corp., an AIG subsidiary, acts as investment manager for TRH. In addition, during 2004, AIG Global Investment Corp. also provided investment advisory and management services for substantially all TRH's assets held as cash equivalents. TRH paid an aggregate of approximately $5.8 million to AIG Global Investment Corp. for such investment management services in 2004. TRH, as a subsidiary of AIG, is covered under AIG's policy of directors and officers (“D&O”) liability insurance for itself, its directors and officers, its subsidiaries, and their directors and officers. In 2004, TRH paid AIG approximately $46,000 for its allocable portion of AIG's D&O premiums. SICO, Starr and the Starr Foundation owned 12.0%, 1.8% and 2.0%, respectively, of AIG Common Stock at January 31, 2005. Certain of Starr's subsidiaries operate as insurance agencies or brokers for insurance subsidiaries of AIG and, in such capacity, produce reinsurance business for TRH. TRH paid commissions to Starr subsidiaries of $12 million, $8 million and $4 million in 2004, 2003 and 2002, respectively, for such reinsurance purchased by subsidiaries of AIG totaling $56 million, $43 million and $30 million, respectively, in such years. From these commissions, Starr is required to pay its operating and acquisition expenses. The members of the Stock Option Plan Committee are Messrs. Balog and Mackowski, each of whom is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.

Committee Reports on Executive Compensation

       Report of the Compensation Committee on Executive Compensation

       The Compensation Committee (“Committee”) met on December 2, 2004. The Committee is composed solely of non-employee directors. The Committee is responsible for developing and making recommendations to the Board of Directors with respect to executive officer compensation policies and determines the cash compensation to be paid to the President and Chief Executive Officer and each of the other executive officers of the Company. The objectives of the Committee in determining the amount and type of cash compensation for each executive officer are to (i) provide a level of base compensation which would allow the Company to attract, retain and reward superior talent, and (ii) align the executive officers' interest with the success of the Company through the payment of bonuses based on the Company's performance. The Committee reviews the actions of the Stock Option Plan Committee and addresses the mix of compensation forms (salary, bonus, stock options) to foster long-term management motivation, development and stability.

       The Company's compensation policies continue to be subjective, and no specific formulas are applied in making compensation decisions. Before making any compensation recommendations, the Committee in conjunction with TRH's Human Resources Department and AIG's Corporate Compensation Department (“Corporate Compensation”) conducted a proxy analysis using data from selected publicly traded companies and collected and summarized data from the Watson Wyatt Reinsurance Survey (“Watson Survey”).

       With respect to the proxy analysis, the compensation of TRH executives were compared to executives at other publicly traded competitors based on their job titles and responsibilities. The Committee also considered various financial data of the selected companies, such as return on equity, expense ratio, combined ratio and the value today of $100 invested in June 1990 in its analysis. With respect to the Watson Survey, two special studies were analyzed, one study looked at companies with Gross Written Premiums greater than $1 billion and the other study looked at a group of 10 companies against which TRH competes for executive talent.

       The compensation analysis considered all cash and equity components, including salary, bonus, intermediate compensation and long-term compensation. Once the analysis was completed, the Committee reviewed the analysis in detail with Corporate Compensation. The Committee believes that the Company's strong performance in 2004 was largely attributable to the leadership of senior management. It was agreed that it would be in the best interest of the Company and its stockholders to compensate these individuals in a manner commensurate with their contributions to the Company's success. Accordingly, based solely on a subjective review, Robert F. Orlich, the Company's President and

Chief Executive Officer, was given an increase in base salary to $740,000 in 2005 from $715,000 in 2004. Mr. Orlich's base salary did not increase from 2003 to 2004. Mr. Orlich was also given bonuses by TRH in the amount of $367,000 in 2004. Management's recommendations with respect to the other executives of the Company were also reviewed, considered and approved, based upon a subjective review of their respective responsibilities and contributions to the Company.

       The Committee is informed of all compensation paid by Starr and SICO to TRH's senior management, as well as the opportunities afforded to certain members of TRH's senior management to invest in Starr common stock. It takes such compensation, including awards under the SICO Plan, into account to the extent such compensation is paid for services to TRH and its subsidiaries.

       The Compensation Committee has considered the tax deductibility of compensation to its executive officers in light of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Any amounts paid in excess of $1 million will not be deductible pursuant to Section 162(m). The Company has structured the TRH 1990, 1995 and 2000 Stock Option Plans with the intention that the compensation resulting from such plans would be deductible in light of Code Section 162(m).

Compensation Committee:
James Balog, Chairman John J. Mackowski Thomas R. Tizzio

       Report of the Stock Option Plan Committee on Executive Compensation

       The Stock Option Plan Committee (“Committee”) met on December 2, 2004. The Committee is composed solely of independent directors. The Committee is responsible for administering the TRH stock option plans and the TRH Stock Incentive Plan. The Committee's philosophy is that stock options are a particularly important part of the compensation that inherently correlates long-term individual motivation and reward to Company performance. The Committee's approach is subjective. The Committee does not use specific criteria or formula to calculate the aggregate number of options granted or the grants to each individual. As part of its general discussion, the Committee considered the past and potential contribution to the Company of its executive officers, the amount of options awarded in prior years, the option grants awarded by other reinsurers as disclosed in publicly available materials as described above, the successful financial performance of the Company, the Company's long-term compensation goals and the cash compensation paid to the Company's executive officers. The Committee concluded that the Company's executive officers demonstrated superior leadership toward the Company's strong performance in 2004. As a result, in December 2004, the Committee provided significant option grants for the Company's executive officers' 2004 performance. In addition, in December of 2004, the Committee approved the granting of options to certain directors. The option grants to directors were made after reviewing and approving management's recommendations, which were based on a subjective assessment of each individual's past and prospective contribution to the Company.

Stock Option Plan Committee:
James Balog, Chairman John J. Mackowski

Report of the Audit Committee

       The role of the Audit Committee (“Committee”) is to assist the Board of Directors in its oversight of TRH's financial reporting process. The Board of Directors, in its business judgment, has determined that all members of the Committee are “independent”, as required by applicable listing standards of the New York Stock Exchange. The Committee currently operates pursuant to a Charter that was adopted on March 25, 2004. Prior to that date, the Committee operated pursuant to a Charter that was last amended and restated by the Board on September 19, 2002. As set forth in the Audit Committee's Charter, the management of TRH is responsible for the preparation, presentation and integrity of TRH's financial statements, TRH's accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent public accounting firm (the “independent accountants”) is responsible for auditing TRH's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. In 2004, the independent accountants and the Director of Internal Audit attended each Audit Committee meeting. Both the independent accountants and the Director of Internal Audit have free access to the Audit Committee and the Chairman of the Audit Committee. At least annually, the Audit Committee reviews and discusses with the General Counsel his report on compliance matters.

       The Audit Committee devoted a substantial amount of time during 2004 discussing with the Company's independent accountants, internal auditors and management the status and operating effectiveness of the Company's internal control over financial reporting. The Audit Committee's oversight involved several meetings with management and with the independent accountants to monitor the preparation of management's report on the effectiveness of the Company's internal controls and the independent accountants' opinion on management's assessment. The meetings reviewed in detail the standards that were established, the content of management's assessment, and the independent accountants' testing and evaluation of the design and operating effectiveness of the internal controls. As reported in the Company's Annual Report on Form 10-K filed March 16, 2005, the independent accountants concluded that, as of December 31, 2004, management's assessment of the effectiveness of internal control was fairly stated in all material respects and that the Company maintained, in all material respects, effective internal control over financial reporting based upon the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

       In the performance of its oversight function, the Committee has considered and discussed the audited financial statements with management and the independent accountants. The Committee has also discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, has considered whether the provision of non-audit services by the independent accountants to TRH and audit and non-audit services to TRH's affiliates is compatible with maintaining their independence and has discussed with the independent accountants their independence with regard to TRH.

       Based upon the reports and discussions described in this report, on the role and responsibilities of the Committee described above and in the Audit Committee Charter, the Committee recommended to the Board that the audited financial statements be included in TRH's Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission.

Audit Committee:
John J. Mackowski, Chairman James Balog C. Fred Bergsten

II. RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

       The Audit Committee and the Board of Directors have recommended the employment of PricewaterhouseCoopers LLP as independent accountants of TRH for 2005. The firm, and its predecessors, has served as TRC's independent accountants since 1977 and TRH's since 1986. Representatives of the firm are expected to be present at the Annual Meeting with an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

       Audit Fees. The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of TRH's annual financial statements for the fiscal years ended December 31, 2004 and 2003 and for the reviews of the financial statements included in TRH's Quarterly Reports on Form 10-Q for those fiscal years was $1,915,125 and $637,640, respectively.

       Audit-Related Fees. The aggregate fees billed by PricewaterhouseCoopers LLP for audit-related professional services for the fiscal years ended December 31, 2004 and 2003 was $0 and $0, respectively.

       Tax Fees. The aggregate fees billed by PricewaterhouseCoopers LLP for professional tax services for the fiscal years ended December 31, 2004 and 2003 was $38,338 and $33,040, respectively. These services were performed in connection with international tax compliance on behalf of the company and expatriate employees.

       All Other Fees. The aggregate fees billed by PricewaterhouseCoopers LLP for services rendered to TRH, other than the services described above under “Audit Fees”, “Audit-Related Fees” and “Tax Fees” for the fiscal years ended December 31, 2004 and 2003 was $0 and $0, respectively.

Audit Committee Pre-Approval Policies and Precedures

       The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit services provided by the Company's independent accountants (the “Policy”) prior to the engagement of the independent accountants with respect to such services.

       Under the Policy, proposed services may be pre-approved on a periodic basis or individual engagements may be separately approved by the Audit Committee prior to the services being performed. In each case, the Audit Committee considers whether the provision of such services would impair the independent accountants' independence. All audit services, audit-related services, tax services and other services provided by PricewaterhouseCoopers LLP for 2004 were pre-approved by the Audit Committee.

       Ratification of the selection of accountants requires approval by a majority of the shares of TRH Common Stock present and entitled to vote at the meeting. Abstentions will have the effect of a vote against the proposal and broker non-votes will reduce the number of votes required to achieve a majority vote. Neither TRH's Certificate of Incorporation, as amended, nor its Amended and Restated By-Laws, require that the stockholders ratify the selection of PricewaterhouseCoopers LLP as its independent accountants. TRH's Board is requesting stockholder ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Board and the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP, but may retain PricewaterhouseCoopers LLP. Even if the selection is ratified, the Board and the Audit Committee in their discretion may change the appointment at any time during the year if they determine that such change would be in the best interest of TRH and its stockholders.

       Your Board of Directors recommends a vote FOR the proposal to ratify the selection of PricewaterhouseCoopers LLP.

III. STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

       All suggestions from stockholders are given careful attention. Proposals intended to be presented at the 2006 annual meeting, and included in the Proxy Statement, should be sent to the TRH Corporate Secretary at 80 Pine Street, New York, New York 10005 and must be received by December 30, 2005. In addition, under TRH's Amended and Restated By-Laws, stockholders must comply with specified procedures to nominate directors or introduce an item of business at an annual meeting. Nominations or an item of business to be introduced at an annual meeting must be submitted in writing and received by TRH generally not less than 90 days nor more than 120 days in advance of an annual meeting. To be in proper written form, a stockholder's notice must contain the specific information required by TRH's Amended and Restated By-Laws. A copy of TRH's Amended and Restated By-Laws which describes the advance notice procedures can be obtained from the TRH Corporate Secretary.

IV. OTHER MATTERS

       While management knows of no other issues, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy form to vote the proxy in accordance with their judgment on such matters.

Incorporation by Reference

       To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any other filing by TRH under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of this Proxy Statement entitled “Committee Reports on Executive Compensation;” “Report of the Audit Committee” (to the extent permitted by the rules of the Securities and Exchange Commission); “Performance Graph” and the appendices to the Proxy Statement shall not be deemed to be so incorporated, unless specifically otherwise provided in such filing.

Important Notice Regarding Delivery of Stockholder Documents

       In accordance with a notice sent to certain stockholders of TRH Common Stock who hold TRH Common Stock through a broker or otherwise through a nominee and who share a single address, only one copy of this Notice of Annual Meeting of Stockholders and Proxy Statement and TRH's 2004 Annual Report to Stockholders is being sent to that address unless TRH receives contrary instructions from any stockholder at that address. This practice, known as “householding”, is designed to reduce printing and postage costs. However, if any stockholder residing at such address wishes to receive a separate copy of this Notice of Annual Meeting and Proxy Statement or TRH's Annual Report to Stockholders, he or she may contact Investor Relations at 80 Pine Street, New York, New York 10005, 212-770-2040 and TRH will deliver those documents to such stockholder promptly upon receiving the request. Any such stockholder may also contact Investor Relations if he or she would like to receive separate proxy materials and annual reports in the future. If a stockholder receives multiple copies of TRH's proxy materials and annual reports, he or she may request householding in the future by contacting TRH's Investor Relations.

Proxy Solicitation

       TRH will bear the cost of this solicitation of proxies. Proxies may be solicited by mail, personal interview, telephone and facsimile transmission by directors, their associates and approximately five officers and regular employees of TRH and its subsidiaries without receiving additional compensation. TRH will reimburse brokers and others holding stock in their names, or in the names of nominees, for forwarding proxy materials to their principals.

[THIS PAGE INTENTIONALLY LEFT BLANK]

APPENDIX A

TRANSATLANTIC HOLDINGS, INC.
DIRECTOR INDEPENDENCE STANDARDS

       Pursuant to the New York Stock Exchange (“NYSE”) listing standards, a director having any of the following relationships shall be deemed to have a material relationship with TRH1 and shall not be considered “independent”:

•	A director who is, or has been within the last three years, employed[2] by TRH or AIG[3] or has an immediate family member[4] who is, or has been within the last three years, employed as an executive officer[5] of TRH or AIG.

•	A director who has received, or has an immediate family member who has received, during any twelve month period within the last three years, more than $100,000 in direct compensation from TRH or AIG, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not in any way contingent on continued service) and other than compensation received by an immediate family member as a non-executive employee of TRH or AIG.

•	A director (A) who is, or has an immediate family member who is, a current partner of a firm that is TRH's internal or external auditor; (B) who is a current employee of such a firm; (C) who has an immediate family member who is a current employee of such a firm and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or (D) who was, or has an immediate family member who was, within the last three years (but is no longer) a partner or employee of such a firm and personally worked on TRH's audit within that time.

•	A director who is, or has been within the last three years, employed, or has an immediate family member who is, or has been within the last three years, employed, as an executive officer of another company where any of TRH's present executive officers at the same time serves or served on that company's compensation committee.

•	A director who is currently employed, or has an immediate family member currently employed as an executive officer, by a company that has made payments[6] to or received payments from TRH for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of the other company's consolidated gross revenues.

       The following relationships and transactions shall not be deemed material for purposes of the NYSE listing standards. The fact that a particular relationship or transaction is not addressed by the

1 “TRH” shall refer to Transatlantic Holdings, Inc. and its consolidated subsidiaries.

2 Employment or compensation received by a director for former service as an interim chairman or CEO does not need to be considered as a factor by the board in determining independence under this test.

3 “AIG” shall refer to American International Group, Inc. and its consolidated subsidiaries.

4 “Immediate family member” includes a director's spouse, parents, children, siblings, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law and anyone (other than a domestic employee) who shares the director's home. When applying the relevant look-back provisions of the standards, persons who are no longer immediate family members as a result of legal separation or divorce or those who have died or become incapacitated shall not be considered.

5 “Executive officer” shall refer to such entity's president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice president of the entity in charge of a principal business unit, division or function, any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the entity. Officers of such entity's parent or subsidiaries shall be deemed officers of such entity if they perform such policymaking functions for such entity.

6 Contributions to tax exempt organizations are not considered payments under this test.

A-1

below standards or exceeds the thresholds in these standards shall not create a presumption that the director is or is not “independent”.

•	A relationship arising solely from a director's status as an executive officer, employee or a greater than 10% equity owner of a company that has made payments to or received payments from TRH or AIG so long as the payments made or received during any of the last three fiscal years are not in excess of the greater of $1 million or 2% of the other company's consolidated gross revenues for the fiscal year in which the payments were made (based on the other company's most recently available financial statements).

•	A relationship arising solely from director's ownership of 10% or less of the equity interests in an entity that has a relationship or engages in a transaction with TRH or AIG.

•	A relationship arising solely from a director's position as a director or advisory director (or similar position) of another for-profit or not-for-profit corporation or organization that engages in a transaction with TRH or AIG or receives contributions from TRH, AIG or the Starr Foundation.

•	A relationship arising solely from a director's affiliation with a charitable organization as an executive officer that receives contributions from TRH, AIG or The Starr Foundation, so long as such contributions (other than employee matching contributions) for a calendar year are not in excess of the greater of $1 million or 2% of the charitable organization's consolidated gross revenues for the charitable organization's most recent fiscal year for which financial statements are publicly available.

•	The ownership by a director of equity securities of TRH or AIG, so long as the relationship is entered into in the ordinary course of business and is on substantially the same terms as those prevailing at the time for similarly situated persons who are not directors of TRH.

•	Any other relationship or transaction that is not required to be disclosed pursuant to Item 404(a) of Regulation S-K.

•	Any relationship or transaction with an immediate family member of a director that would fall within one of the preceding standards.

A-2

Appendix 1

PROXY	PROXY

TRANSATLANTIC HOLDINGS, INC.

Proxy Solicited on Behalf of the Board of Directors
Annual Meeting of Stockholders - May 19, 2005

          Robert F. Orlich and Thomas R. Tizzio, and each of them with full power of substitution, are hereby authorized to represent and vote all shares of common stock of Transatlantic Holdings, Inc. held of record on March 25, 2005 by the undersigned, at the Annual Meeting of Stockholders to be held on May 19, 2005 and at any adjournment thereof.

          The undersigned hereby revokes any proxy or proxies heretofore given to vote such stock, and hereby ratifies and confirms all that said attorneys and proxies, or their substitutes, may do by virtue hereof.  If only one attorney and proxy shall be present and acting, then that one shall have and may exercise all of the powers of said attorneys and proxies.

          The undersigned hereby acknowledges receipt of the notice of said Annual Meeting of Stockholders, the Proxy Statement relating thereto and the Annual Report for 2004.

          The shares represented by this proxy will be voted in accordance with the specifications made herein.  If no specifications are made, such shares will be voted FOR the election of directors, FOR the proposal described in item 2 and in their discretion to vote upon any other matters that may properly come before the meeting.

Management urges you to sign and return this Proxy immediately to ensure its vote at the Annual Meeting to be held on May 19, 2005.

No postage is required if returned in the enclosed envelope and mailed in the United States.

(CONTINUED AND TO BE SIGNED ON OTHER SIDE)

ANNUAL MEETING OF STOCKHOLDERS OF

TRANSATLANTIC HOLDINGS, INC.

May 19, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors:

NOMINEES:
☐	FOR ALL NOMINEES	¡	James Balog
		¡	Steven J. Bensinger
☐	WITHHOLD AUTHORITY	¡	C. Fred Bergsten
	FOR ALL NOMINEES	¡	Tomio Higuchi
		¡	John J. Mackowski
☐	FOR ALL EXCEPT	¡	Robert F. Orlich
	(See instructions below)	¡	Martin J. Sullivan
		¡	Thomas R. Tizzio

		FOR	AGAINST	ABSTAIN
2.	Proposal to select PricewaterhouseCoopers LLP as independent accountants:	☐	☐	☐

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ˜

To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:

Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.